UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 1, 2009

Hanmi Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30421 (Commission File Number)	95-4788120 (IRS Employer Identification No.)

3660 Wilshire Boulevard, Ph-A
Los Angeles, California	90010
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (213) 382-2200

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d). Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
EX-99.1

Item 5.02(d). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On June 5, 2009, the Board of Directors of Hanmi Financial Corporation (“HFC or the "Company"”) appointed Charles C. Kwak to the HFC and Hanmi Bank Boards following receipt of notice of non-disapproval from the California Department of Financial Institutions and Federal Reserve Bank of San Francisco. Mr. Kwak will start his term as a Director effective July 1, 2009. Mr. Kwak, who has a Bachelor of Law degree from the College of Law, Seoul National University, began his career in 1968 with the Korea Exchange Bank, first in Seoul, and later, from 1972 to 1976, in Los Angeles. He then attended the School of Law, University of California at Los Angeles, where he earned a J.D. Upon being admitted to the California Bar in December 1979, he established a private law practice in Los Angeles with an emphasis on banking, real estate, bankruptcy, and small businesses. In 2007, Mr. Kwak returned to Korea to serve as a professor of law at Handong Global University in Pohang. He will retire from his post as a professor this month and return to the United States to serve as a Director of HFC and Hanmi Bank Boards. As a part of his appointment, the Board granted to Mr. Kwak (i) options to purchase 20,000 shares of stock, which vest in equal installments over a five year period, and expire 10 years from the date of grant and (ii) 15,000 shares of restricted stock, which also vest over a five year period, effective July 1, 2009. The exercise price of the stock options will be based on the closing price of HFC’s common stock on the close of business, July 1, 2009. The Board has not yet determined what committees Mr. Kwak will be appointed to. At such time as the committee assignments have been determined, HFC will file an amendment to this Form 8-K.
          There are no arrangements or understandings between Mr. Kwak and any other person pursuant to which Mr. Kwak was appointed as director. There are no transactions in which they had an interest requiring disclosure under Item 404(a) of Regulation S-K.
          A copy of the press release announcing Mr. Kwak’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01 Other Events.
          On June 1, 2009, HFC withdrew its application to participate in the U.S. Department of the Treasury’s Capital Purchase Program under the Troubled Asset Relief Program. The decision to withdraw its application was made in consultation with the Company’s primary federal regulator and after consideration of a number of other strategic factors relating to the utilization and deployment of these government funds. In particular, due to the continued deterioration in the U.S. economy following the initial announcement of the Capital Purchase Program, the Company believes that opportunities to fund high-quality loans under terms that would be advantageous to Hanmi Bank are more limited. The combination of historically low interest rates on the one hand, and intense competition for deposits on the other, have further limited Hanmi Bank’s ability to increase its net interest margin. As a result, and as previously announced, the Company is focusing on asset quality rather than growth. In addition, the Board of Directors continually assesses the projected sources and uses of capital, as well as the various components of capital, including the costs, benefits and impact of participation in the Capital Purchase Program, and the availability of alternative sources of capital. Such an assessment contributed to the Company’s decision to withdraw its application to participate in the Capital Purchase Program.
          As of March 31, 2009, Hanmi Bank met the guidelines for being deemed to be “well-capitalized” for regulatory capital purposes and will continue to monitor and assess its capital adequacy on an ongoing basis, including exploring alternative capital funding arrangements.
          Some of the statements contained in this Form 8-K constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following:
•	failure to maintain adequate levels of capital and liquidity to support our operations;

•	a significant number of our customers failing to perform under their loans and other terms of credit agreements;

•	the effect of regulatory orders we have entered into and potential future supervisory action against us or the Bank;

•	fluctuations in interest rates and a decline in the level of our interest rate spread;

•	failure to attract or retain deposits;

•	sources of liquidity available to us and to Hanmi Bank becoming limited or our potential inability to access sufficient sources of liquidity when needed or the requirement that we obtain government waivers to do so;

•	adverse changes in domestic or global financial markets, economic conditions or business conditions or the effects of pandemic flu;

•	regulatory restrictions on Hanmi Bank’s ability to pay dividends to us and on our ability to make payments on Hanmi Financial obligations;

•	significant reliance on loans secured by real estate and the associated vulnerability to downturns in the local real estate market, natural disasters and other variables impacting the value of real estate;

•	failure to retain our key employees;

•	failure to maintain our status as a financial holding company;

•	adequacy of our allowance for loan losses;

•	credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses;

•	failure to manage our future growth or successfully integrate acquisitions;

•	volatility and disruption in financial, credit and securities markets, and the price of our common stock;

•	deterioration in the financial markets that may result in other-than-temporary impairment charges relating to our securities portfolio;

•	competition in our primary market areas;

•	demographic changes in our primary market areas; and

•	significant government regulations, legislation and potential changes thereto.
     For a discussion of some of the other factors that might cause such a difference, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 as well as other factors we identify from time to time in our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date, on which such statements were made, except as required by law.
Item 9.01 Financial Statements and Exhibits.
99.1	Press Release dated June 5, 2009, issued by Hanmi Financial Corporation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2009	Hanmi Financial Corporation
	By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer